Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2019, appearing in the Annual Report on Form 10-K of Avalara, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Seattle, Washington

February 28, 2019